EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Quarterly Report of Innovative Food Holdings, Inc. and Subsidiaries (the “Company”) on Form 10-Q for the period ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sam Klepfish, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sam Klepfish

Sam Klepfish

Chief Executive Officer and Director

August 17, 2020